Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of September 1, 2008 (the “Effective Date”), by and between TorreyPines Therapeutics, Inc. (the “Parent”), Parent’s subsidiary, TPTX, Inc. (“TPTX”) and Evelyn Graham (the “Executive”). As used in this Agreement, references to the “Company” shall include the Parent and TPTX, as appropriate. This Agreement shall replace and supersede that certain Employment Agreement between Executive and the Company entered into effective as of December 14, 2006 (the “Prior Agreement”) The Company and the Executive are hereinafter collectively referred to as the “Parties,” and individually referred to as a “Party.”

RECITALS

A. The Company and Executive previously entered into the Prior Employment Agreement and desire to amend and restate the Prior Agreement in its entirety as set forth herein, effective as of the Effective Date, in order to clarify the application of Section 409A of the Internal Revenue Code (the “Code”) to the benefits provided to Executive under the Prior Agreement and to reflect Executive’s new role with the Company.

B. The Company desires to retain the Executive’s experience, skills, abilities, background and knowledge and is willing to engage the Executive’s services on the terms and conditions set forth in this Agreement.

C. The Executive desires to be in the employ of the Company and is willing to accept such employment on the terms and conditions set forth in this Agreement.

D. The Parties contemplate that Executive will be an employee of both the Parent and TPTX and all amounts required to be paid to Executive pursuant to this Agreement will be paid by TPTX.

AGREEMENT

In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.	EMPLOYMENT.

1.1 Title. The Executive shall serve as the Parent’s Acting Chief Executive Officer and shall serve in such other capacities as the Company may from time to time prescribe. The Executive shall report solely and directly to the Parent’s Board of Directors (the “Board”).

1.2 Duties. The Executive shall perform all services and actions necessary or advisable to conduct the business of the Company and which are normally associated with the position(s) the Executive holds in a corporation of the size and nature of the Company.

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1.3 Location. Except as otherwise specifically permitted by the Board, the Executive shall continue to perform the services required pursuant to this Agreement by telecommuting from her residence in Connecticut, provided, that if and to the extent requested by the Board, she will work at least 80 hours per month at the Company’s headquarters in San Diego, California, and provided, further that the Company may require the Executive to travel temporarily to other locations in connection with the Company’s business.

2.	LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

2.1 Loyalty. Except as otherwise specifically permitted by the Board, during the Executive’s employment with the Company, the Executive shall devote the Executive’s full business energies, interest, abilities and productive time to the proper and efficient performance of the Executive’s duties under this Agreement; provided, however, that Executive may devote a reasonable amount of time and energies for personal investment and civic and charitable duties.

3.	COMPENSATION OF THE EXECUTIVE.

3.1 Base Salary. Effective September 1, 2008, the Company shall pay the Executive a base salary of Three Hundred Fifty Thousand Dollars ($350,000) per year, payable in regular periodic payments in accordance with Company policy. Such base salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

3.2 Annual Incentive Bonus. In addition to the Executive’s base salary, the Executive will be eligible to receive an annual performance bonus. The bonus amount Executive may receive¸ if any, shall be based upon the Executive’s and the Company’s performance as measured against agreed-upon targets during the previous year as evaluated by the Board in its sole and absolute discretion. The bonus amount payable for performance that meets the targets shall be a percentage of the Executive’s annual base salary (the “Target Bonus Amount”). For 2008, the Executive’s Target Bonus Amount shall be forty-five percent (45%) of the Executive’s annual base salary. Annual performance bonus pay will vary according to the Executive’s and the Company’s performance against the targets and will be capped at one hundred fifty percent (150%) of the Target Bonus Amount. In the event the Company and the Executive do not agree upon the performance targets, the Board shall establish the applicable performance targets in its sole and absolute discretion. Subject to the conditions contained herein, the Company will pay any portion of any bonus earned hereunder between January 1st and March 15th of the calendar year following the year for which the bonus is earned.

3.3 Changes to Compensation. The Executive’s compensation shall be reviewed from time to time by the Board or the Compensation Committee thereof as it deems appropriate and may be increased at any time by the Board or the Compensation Committee thereof or may be reduced only upon mutual written agreement between the Executive and the Board or the Compensation Committee thereof.

3.4 Employment Taxes. All of the Executive’s compensation (in any form) shall be subject to all required withholding taxes, employment taxes and other deductions required by law.

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3.5 Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan or arrangement which may be in effect from time to time and made available to the Company’s employees. In addition, the Executive shall be eligible for paid vacation, in accordance with Company policy as in effect from time to time.

3.6 Equity Compensation. The Compensation Committee of the Board will periodically evaluate the equity position of Executive and determine changes, if any, at its annual meeting addressing executive compensation in general.

4.	TERMINATION.

4.1 Termination By the Company. The Executive’s employment with the Company may be terminated under the following conditions:

4.1.1 Termination for Death or Disability. The Executive’s employment with the Company shall terminate effective upon the date of the Executive’s death or Complete Disability (as defined below).

4.1.2 Termination by the Company For Cause. The Company may terminate the Executive’s employment under this Agreement for Cause (as defined below). A notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified, or, in the event no such date is specified, on the date upon which the notice is given.

4.1.3 Termination by the Company For Any Reason Other Than Cause. The Executive’s employment by the Company shall be “at will.” The Company may terminate the Executive’s employment under this Agreement at any time, for any or no reason and with or without cause or advance notice. This is the full and complete agreement between the Executive and the Company on this term. Although the Executive’s duties, title, compensation and benefits may change, the “at will” nature of the Executive’s employment relationship with the Company may only be modified in an express written agreement signed by the Executive and the Board.

4.2 Termination by Mutual Agreement of the Parties. The Executive’s employment pursuant to this Agreement may be terminated at any time upon the mutual written agreement of the Parties. Any such termination of employment shall have the consequences specified in such writing.

4.3 Termination by the Executive. The Executive’s employment by the Company shall be “at will.” The Executive shall have the right to resign or terminate the Executive’s employment at any time, with or without cause, notice or Good Reason.

4.4 Compensation Upon Termination.

4.4.1 Termination With Cause or Without Good Reason; Termination Due to Death or Complete Disability. Upon Executive’s termination with Cause or resignation without Good Reason, the Company shall pay the Executive’s base salary and any accrued and unused vacation benefits earned through the date of such termination or resignation, less

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standard deductions and withholdings. If the Executive’s employment shall be terminated by death or Complete Disability as provided in Section 4.5.1, the Company shall pay to the Executive, or to the Executive’s heirs, the Executive’s base salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings. Except as expressly provided herein, the Company shall thereafter have no further obligations to the Executive under this Agreement.

4.4.2 Severance Payments. In addition to the payments provided in Section 4.4.1, if the Executive’s employment is terminated by the Company at any time without Cause, or if the Executive resigns for Good Reason within the period commencing three (3) months before and ending twelve (12) months following a Change in Control (as defined below), then the Company shall provide the following benefits:

4.4.2.1 The Company shall continue to pay the Executive’s base salary during the period following the termination or resignation of the Executive for a period equal to nine (9) months (the “Compensation Severance Period”). Such severance payments shall be subject to standard deductions and withholdings and paid in accordance with the Company’s regular payroll policies and practices. For purposes of calculating the amount to be paid pursuant this Section 4.4.2.1, the Company shall use the Executive’s base salary in effect on the date of such termination or resignation, but determined prior to any reduction in base salary that would permit the Executive to voluntarily resign for Good Reason pursuant to Section 4.5.3(iii).

4.4.2.2 Each month during the Compensation Severance Period, the Company shall pay the Executive an amount equal to one-twelfth (1/12th) of the greater of (i) the average of the three annual bonuses paid to the Executive by the Company prior to the date of termination or resignation, (ii) the last annual bonus paid to the Executive by the Company prior to the date of termination or resignation, or (iii) if the termination occurs within the first twelve 12 months following the Effective Date of this Agreement, then the Target Bonus Amount. Such payment shall be subject to standard deductions and withholdings and paid in equal monthly installments over the Compensation Severance Period in accordance with the Company’s regular payroll policies and practices.

4.4.2.3 The vesting of each Company equity award held by Executive shall accelerate on such date of termination (or the date of a Change in Control if the Executive has resigned for Good Reason within three (3) months before a Change in Control) by the number of shares that would have vested in accordance with the applicable vesting had Executive remained employed by the Company for an additional twelve (12) months as of the date of termination. During the twelve (12) month period following the date of termination (the “Benefit Severance Period”), Executive shall have continued exercisability of each Company stock option and stock appreciation right held by the Executive (if any). Notwithstanding the foregoing, any such stock option or stock appreciation right then held by Executive shall remain exercisable until the earlier of (1) the end of the Benefit Severance Period (2) the expiration of the ten-year period measured from the original grant date, or (3) the expiration of its maximum term. In order to give effect to the intent of the foregoing provision, if a Change in Control has not occurred prior to the date of termination, no Company equity award held by Executive shall expire, terminate or be forfeited any earlier

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than three (3) months following the date of termination. Notwithstanding anything to the contrary set forth herein, nothing in this Section 4.4.2.3 prohibits the Company or a successor organization (or its parent) from causing such awards to terminate in connection with a merger, consolidation or other corporate transaction pursuant to the terms of the applicable equity plan or award agreements.

4.4.2.4 Assuming the Executive timely and accurately elects to continue his health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay the COBRA premiums for the Executive and his or her qualified beneficiaries until the earliest of (i) the end of the Benefit Severance Period, (ii) the expiration of the Executive’s continuation coverage under COBRA and any applicable state COBRA-like statute that provides mandated continuation coverage or (iii) the date the Executive becomes eligible for health insurance benefits of a subsequent employer. Executive agrees to immediately notify the Company in writing of any such eligibility. For purposes of this Section 4.4.3, references to COBRA premiums shall not include any amounts payable by the Executive under an Internal Revenue Code Section 125 health care reimbursement plan.

4.4.3 Release. Notwithstanding the foregoing, the Executive shall not receive any of the severance payments or benefits set forth under Section 4.4.2, unless within the time period set forth therein, but in no event later than (i) if a Change in Control shall have occurred prior to such Covered Termination, forty-five (45) days following termination of employment or (ii) if a Change in Control shall not have occurred prior to such Covered Termination, the later of (A) forty-five (45) days following termination of employment or (B) ten (10) days following the effective date of such Change in Control, the Executive furnishes the Company with a waiver and release of claims in a form acceptable to the Parties and substantially as attached hereto as Exhibit A, including such changes as may be made by the Company as necessary to comply with applicable laws (the “Release”), and permits such Release to become effective in accordance with its terms. If a majority of the Board determines in good faith that the Executive has breached any provision of this Agreement or the Release, the Company shall be excused from the obligation to provide any severance payment under Section 4.4.2; provided, however, that the Company shall not be entitled to recovery of any severance payment already provided to the Executive under Section 4.4.2.

4.4.4 No Mitigation. Amounts payable to the Executive under Section 4.4.2.1 and Section 4.4.2.2 shall not be reduced by any amount of the Executive’s earnings from other employment during the Benefit Severance Period, if applicable, and, during the Benefit Severance Period, the Executive shall not have an affirmative duty to seek other employment or otherwise mitigate the amount of any payment contemplated by this Agreement.

4.5 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

4.5.1 Complete Disability. “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under this Agreement because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term “Complete Disability” shall mean the inability of the Executive to perform the Executive’s duties under

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this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Executive from satisfactorily performing all of the Executive’s usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

4.5.2 Cause. “Cause” for the Company to terminate Executive’s employment hereunder shall mean the occurrence of one or more of the following events if such event results in a demonstrably harmful impact on the Company’s business or reputation, or that of any of its subsidiaries, as reasonably determined by the Board:

(i) Executive’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof;

(ii) Executive’s commission of (or attempted commission of), or participation in, a fraud or act of dishonesty against the Company;

(iii) Executive’s material violation of any statutory duty owed to the Company or material violation of any policy or rule of the Company;

(iv) Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets;

(v) Executive’s gross misconduct; or

(vi) Executive’s conduct that constitutes gross insubordination or habitual neglect of duties that is not cured within the reasonable period provided by the Board or a committee designated by the Board in its written notice to Executive of such conduct.

The determination that a termination is for Cause shall be made by the Board in good faith. Any determination that the Executive’s employment was terminated by reason of dismissal without Cause for the purposes of this Agreement shall have no effect upon any determination of the rights or obligations of the Company or the Executive for any other purpose.

4.5.3 Change in Control. “Change in Control” shall mean a transaction (excluding in each case transactions in which securities are purchased from the Company for the principal purpose of raising capital for the Company) in which one of the following occurs:

(i) any person or related group of persons (other than the Parent or an affiliate of the Parent) directly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities;

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(ii) the composition of the Board changes over a period of twenty-four (24) consecutive months or less in a way that results in a majority of the Board (rounded up to the next whole number) ceasing, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of the period or (B) have been elected or nominated for election as Board members during the period by at least two-thirds of the Board members described in clause (A) who were still in office at the time the election or nomination was approved by the Board;

(iii) (A) a merger or consolidation occurs in which the Parent is not the surviving entity, or (B) any reverse merger occurs in which the Parent is the surviving entity, or (C) any merger involving a subsidiary of the Parent occurs in which the Parent is a surviving entity, but in each case in which holders of the Parent’s outstanding voting securities immediately prior to such transaction, as such, do not hold, immediately following such transaction, securities possessing fifty percent (50%) or more of the total combined voting power of the surviving entity’s outstanding securities (in the case of clause (A)) or the Parent’s outstanding voting securities (in the case of clauses (B) and (C)); or

(iv) all or substantially all of the Parent’s assets are sold of transferred other than in connection with an internal reorganization of the Parent or the Parent’s complete liquidation (other than a liquidation of the Parent into a wholly-owned subsidiary).

4.5.4 Covered Termination. “Covered Termination” means the Executive’s employment is terminated by the Company without Cause, or the Executive resigns for Good Reason within the period commencing three (3) months before and ending twelve (12) months following a Change in Control (as defined above).

4.5.5 Good Reason. “Good Reason” means, with respect to the Executive, the occurrence of one or more of the following, without the Executive’s express written consent, provided that Executive has first provided written notice to any member of the Board (or the surviving corporation, as applicable) within 90 days of the first such occurrence of such condition specifying the event(s) constituting Good Reason and specifying that Executive intends to terminate employment not earlier than 30 days after providing such notice, and the Company (or surviving corporation) has not cured such event(s) within 30 days (or such longer period as may be specified by Executive in such notice) after such written notice is received by such member of the Board (or by the surviving corporation) (the “Cure Period”), and Executive resigns within thirty (30) days following the end of the Cure Period:

(i) a material breach of the employment agreement by the Company;

(ii) a material reduction in the Executive’s duties, authority or responsibilities relative to the duties, or authority or responsibilities in effect immediately prior to such reduction;

(iii) a material reduction in the duties, authority or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the Company’s board of directors;

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(iv) a material reduction in the Executive’s base salary or target bonus opportunity as in effect immediately prior to such reduction for any reason other than in connection with, and proportionate to, a company-wide pay reduction (provided that the Executive’s target bonus is part of the Executive’s base compensation for purposes of Section 409A, as defined below); or

(v) an increase in the Executive’s one-way driving distance from the Executive’s principal personal residence to the principal office or business location at which the Executive is required to perform services of more than 50 miles, except for required travel for the Company’s business to an extent substantially consistent with Executive’s prior business travel obligations.

4.5.6 “Payment Commencement Date” means:

(i) with respect to a Covered Termination resulting from the Executive resigning for Good Reason within the period commencing three (3) months before and ending twelve (12) months following a Change in Control, (A) if such Covered Termination occurs prior to the effective date of the applicable Change in Control, the later of (1) the effective date of such Change in Control or (2) the effective date of the Release required by Section 4.4.4 or (B) if such Covered Termination occurs on or after the effective date of the applicable Change in Control, the later of (1) the date of such Covered Termination or (2) the effective date of the Release required by Section 4.4.4.

(ii) with respect to a Covered Termination resulting from the Company terminating Executive without Cause, the later of (1) the date of such Covered Termination or (2) the effective date of the Release required by Section 4.4.4.

4.6 Parachute Payments. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit the Executive would receive from the Company pursuant to this Agreement or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, up to and including the total Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive’s stock awards.

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The Company shall appoint a nationally recognized independent accounting firm to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Executive within fifteen (15) calendar days after the date on which the Executive’s right to a Payment is triggered (if requested at that time by the Company or the Executive) or such other time as requested by the Company or the Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to such Payment. The Company shall be entitled to rely upon the accounting firm’s determinations, which shall be final and binding on all persons.

4.7 Exclusive Remedy. The rights, remedies and payments set forth in this Section 4 shall be the exclusive rights, remedies and payments available to the Executive upon termination of this Agreement and the Executive’s employment hereunder. Such rights remedies and payments shall supersede and replace any and all rights and remedies under state or federal law. To the extent permitted by applicable laws, the Company may deduct any amounts the Executive owes the Company at the time of the Executive’s termination of employment from any severance payments.

4.8 Application of Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”).

It is intended that each installment of the Severance Benefits payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). For the avoidance of doubt, it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits, or a portion thereof, constitute “deferred compensation” under Section 409A and Executive is, on the termination of Executive’s service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, to the extent necessary to avoid the imposition of any additional tax or income recognition under Section 409A prior to actual payment to the

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Executive, the timing of the Severance Benefit payments that constitute “deferred compensation” under Section 409A shall be delayed until the earlier to occur of: (i) the date that is six months and one day after Executive’s Separation From Service or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”). On the Specified Employee Initial Payment Date, the Company (or the successor entity thereto, as applicable) shall (A) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

Except to the extent that payments are delayed until the Specified Employee Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll pay day following the Payment Commencement Date, the Company will pay Executive the Severance Benefits Executive would otherwise have received under the Agreement on or prior to such date but for the delay in payment related to the effectiveness of the Release or the occurrence of the Change of Control, as applicable, with the balance of the Severance Benefits being paid as originally scheduled. All amounts payable under the Agreement will be subject to standard payroll taxes and deductions.

It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Severance Benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and the Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Executive (provided that no such amendment shall materially reduce the benefits provided hereunder).

4.9 Survival of Certain Sections. Sections 3.4, 4.4, 4.5, 4.6, 4.7, 4.8 and 5 - 16 of this Agreement shall survive the termination of this Agreement.

5.	CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

5.1 Proprietary Information and Inventions Agreement. As a condition of employment, the Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

5.2 Non-Solicitation. During the Executive’s employment with the Company and the Benefit Severance Period and for one (1) year after the termination of such periods, the Executive agrees that in order to protect the confidential and proprietary information of the Company and its subsidiaries from unauthorized use, the Executive shall not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company or its subsidiaries to terminate his or her relationship with the Company (or the applicable subsidiary) in order to become an employee, consultant or independent contractor to or for any other person or business entity.

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6.	ASSIGNMENT AND BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive’s heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive’s duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

7.	CHOICE OF LAW.

This Agreement is made and intended to be performed primarily within the state of California. This Agreement shall be construed and interpreted in accordance with the internal laws of the state of California (without giving effect to principles of conflicts of law).

8.	INTEGRATION.

Except as may otherwise be provided herein, this Agreement, including Exhibit A and Exhibit B, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s employment and the termination of Executive’s employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties, including but not limited to the Prior Agreement. To the extent this Agreement conflicts with the Proprietary Information and Inventions Agreement attached as Exhibit B, the Proprietary Information and Inventions Agreement controls.

9.	AMENDMENT.

This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Board.

10.	WAIVER.

No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

11.	SEVERABILITY.

The finding by a court of competent jurisdiction or other authorized body of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. The invalid or unenforceable term or provision shall be modified or replaced with a valid and enforceable term or provision which most accurately represents the Parties’ intention with respect to the invalid or unenforceable term or provision.

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12.	INTERPRETATION; CONSTRUCTION.

The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. The Executive has been encouraged to consult with, and has consulted with, Executive’s own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13.	REPRESENTATIONS AND WARRANTIES.

The Executive represents and warrants that the Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that the Executive’s execution and performance of this Agreement shall not violate or breach any other agreements between the Executive and any other person or entity.

14.	COUNTERPARTS.

This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

15.	ARBITRATION.

To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive’s employment with the Company, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to Executive’s employment, or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final binding arbitration in San Diego, California conducted by the Judicial Arbitration and Mediation Services (“JAMS”), or its successors, under the then current rules of JAMS for employment disputes; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Both the Executive and the Company shall be entitled to all rights and remedies that either the Executive or the Company would be entitled to pursue in a court of law. The Company shall pay all administrative fees associated with the arbitration and the fees of the arbitrator. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, the Executive and the Company each have the right to resolve any and all issues or disputes involving confidential information, proprietary information, trade secrets or related information or intellectual property rights by court action instead of arbitration.

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16.	TRADE SECRETS OF OTHERS.

It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive’s former employers, nor shall the Company and/or its subsidiaries seek to elicit from the Executive any such information. Consistent with the foregoing, the Executive shall not provide to the Company and/or its subsidiaries, and the Company and/or its subsidiaries shall not request, any documents or copies of documents containing such information.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.

TORREYPINES THERAPEUTICS, INC.

STEVEN B. RATOFF CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

EXECUTIVE

EVELYN GRAHAM ACTING CHIEF EXECUTIVE OFFICER

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EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Section 4.4 of the Amended and Restated Employment Agreement dated September 1, 2008 (the “Employment Agreement”), to which this form is attached, I, Evelyn Graham, hereby furnish TorreyPines Therapeutics, Inc. (the “Company”), with the following release and waiver (“Release and Waiver”):

In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, except to the extent that such claims cannot be released pursuant to the California Labor Code, including, but not limited to, sections 2802 and 206.5; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have twenty-one (21) days in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after I execute this Release and Waiver and the revocation period has expired unexercised (the “Effective Date”).

I acknowledge and agree to my continuing obligations under my Proprietary Information and Inventions Agreement, a copy of which is attached to the Employment Agreement. I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

I represent that I have not filed any claims against the Company, and agree that, except as such waiver may be prohibited by statute, I will not file any claim against the Company or seek any compensation for any claim other than the payments and benefits referenced herein. I agree to indemnify and hold the Company harmless from and against any and all loss, cost, and expense, including, but not limited to court costs and attorney’s fees, arising from or in connection with any action which may be commenced, prosecuted, or threatened by me or for my benefit, upon my initiative, or with my aid or approval, contrary to the provisions of this Release and Waiver.

This Release and Waiver, including any referenced documents, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a member of the Board of Directors of the Company.

Date:	By:
EVELYN GRAHAM

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EXHIBIT B

[PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT]

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